EXHIBIT 23.6

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP AV. BRIGADEIRO FARIA LIMA, 3311 7° ANDAR 04.538-133 SÃO PAULO - SP - BRAZIL
__________ TEL: +55 11 3708 1820 FAX: +55 11 3708 1845 www.skadden.com	AFFILIATE OFFICES __________ BOSTON CHICAGO HOUSTON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON, D.C. WILMINGTON
Consent of Skadden, Arps, Slate, Meagher & Flom LLP Board of Directors Votorantim Celulose e Papel S.A.	__________ BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SHANGHAI SINGAPORE SYDNEY TOKYO TORONTO VIENNA

Alameda Santos, 1357, 6th floor

01419-908, São Paulo, SP, Brazil

We hereby consent to the use of our name under the caption “Legal Matters” appearing in the Registration Statement of Votorantim Celulose e Papel S.A. on Form F-4, and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

São Paulo, Brazil

October 27, 2009